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                                                                      EXHIBIT 16

[BDO LOGO]   BDO DUNWOOD LLP                         600 Park Place
             Chartered Accountants and Consultants   666 Burrard Street
                                                     Vancouver, B.C.,
                                                     Canada V6C 2K8
                                                     Telephone: (604) 688-5421
                                                     Telefax: (604) 688-3132
                                                     E-mail: vancouver@bdo.ca
                                                     www.bdo.ca

                                                     Direct Line: (604) 443-4706
                                                     E-mail: ddejersey@bdo.ca

June 11, 2001

Ontario Securities Commission
18th Floor, 20 Queen Street West
Toronto, Ontario
M5H 3S8

-and-

Receptagen Ltd.
c/o Carbonaro Stewart Kligerman Sugar LLP
Barristers & Solicitors
390 Bay Street, Suite 1600
Toronto, Ontario
M5H 2Y2

RE:  Receptagen Ltd.
     Change of Auditors

As required by National Policy Statement 31 of the Canadian Securities Administrators, we confirm that we have reviewed the information contained in the notice of change of auditor of Receptagen Ltd. (the "Corporation") dated June 11, 2001 (the "Notice") and, based on our knowledge of such information at this time, we agree with the information contained in the Notice.

We understand that a copy of the Notice and this letter will be mailed to the shareholders of the Corporation.

Yours truly,

BDO DUNWOODY LLP

Per: "Don de Jersey, CA"

Don de Jersey, CA

DdJ/sar